Exhibit 10.10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     This AMENDMENT to EXECUTIVE EMPLOYMENT AGREEMENT effective as of December 31, 2003, (the “Employment Agreement”), by and among MeriStar Hospitality Corporation (the “Company”), and MeriStar Hospitality Operating Partnership, L.P. (the “Partnership”), and Bruce G. Wiles (the “Executive”), is hereby entered into on this 23rd day of April 2004 by and among the parties.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive, the Company, and the Partnership, the parties each agree to amend the Employment Agreement as follows:

     1. The penultimate sentence of Section 1 of the Employment Agreement is hereby deleted and replaced, in its entirety, by the following sentence:

Notwithstanding the foregoing, in no event shall the term of this Agreement extend beyond December 31, 2004, except as extended by mutual agreement of the parties.

     2. Any conflict between the terms and conditions of this Amendment to Executive Employment Agreement and the Employment Agreement shall be resolved in favor of this Amendment to Executive Employment Agreement.

     3. Other than as modified herein, all the terms and provisions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement effective as of the date first above written.

EXECUTIVE:		MERISTAR HOSPITALITY CORPORATION

By:	/s/ Bruce G. Wiles	By:	/s/ Donald D. Olinger

	Bruce G. Wiles	Name: Title:	Donald D. Olinger Executive Vice President, Chief Financial Officer, and Treasurer

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. By: MeriStar Hospitality Corporation, its general partner

By:	/s/ Donald D. Olinger

Name: Title:	Donald D. Olinger Executive Vice President, Chief Financial Officer, and Treasurer